UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Braemar Hotels & Resorts Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Item 1 Explanatory Note: On July 22, 2026, Braemar Hotels & Resorts Inc. made the following posts on X under the X handle @BHRproxyvote26 (https://x.com/BHRproxyvote26):

Item 2 Explanatory Note: On July 22, 2026, Braemar Hotels & Resorts Inc. published the following press release:

BRAEMAR HOTELS & RESORTS HIGHLIGHTS RECENT INVESTOR SUPPORT FOR VALUE-CREATING STEPS

Details Troubling Facts About Wafic Said and His Firm, Al Shams, Including Jeffrey Epstein Ties

DALLAS, July 22, 2026 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar,” the “Company,” or “we”) today issued the following statement:

We continue to progress towards our previously announced plans to carry out a management spin-out, separate from Ashford Inc. and its affiliates (“Ashford”), become a self-managed real estate investment trust, and reconstitute our Board with fully independent directors. We believe these steps are in the best interests of all shareholders and will position the Company for sustained value creation.

Don’t just take our word for it, however. One of our shareholders, Blackwells Capital LLC (“Blackwells”), recently issued a press release expressing support for these actions.1 Blackwells noted the following:

•	“We have consistently believed that Braemar’s shareholders would be better served by a simpler, more directly accountable corporate structure, answerable to shareholders rather than to an external advisor. We view the Company’s June 12, 2026 announcement that it will terminate its advisory agreement with Ashford Inc. and become a self-managed REIT as a significant step in that direction.”

1 Blackwells Capital Issues Statement on Braemar Hotels & Resorts

•	“…[W]e are encouraged that a number of [legitimate questions] have already been substantially addressed: a renegotiation of the Company Sale Fee payable to Ashford Inc. that reduced the amount owed by approximately $94.3 million, the retention of Ferguson Partners to identify new independent directors, a commitment to more than $25 million in annual cost savings as a self-managed company, and record-setting asset sale prices for which the Company deserves credit.”

•	“The transition to self-management is underway, asset sales intended to fund the separation from Ashford Inc. are progressing, and a reconstituted, independent Board is being assembled.”

This investor support flies in the face of sustained criticism from Mr. Wafic Said and his firm, Al Shams Investments Limited (“Al Shams”). Mr. Said (who press reports say is cooperating with the Syrian government as he pursues major investments in his homeland2) continues to utilize a host of attack-dog tactics that are deeply troubling and reveal his lack of alignment with all shareholders. As a reminder, consider the following:

•	As a hospitality investor, Mr. Said is well equipped to recognize the underlying value of Braemar’s luxury hotel portfolio. His sustained campaign to secure Board influence therefore warrants close scrutiny, particularly because access to the Company’s decision-making could create an opportunity for him to seek Braemar assets on terms more favorable to himself than to the Company’s shareholders.

•	Al Shams recently filed a Rule 202 Discovery Petition—an unusual Texas procedure that permits a party to seek information about another party before filing a potential lawsuit. No claims have been filed, and the petition provides no basis to conclude that any misconduct occurred. This is simply a desperate attempt by Mr. Said to find problems where they do not exist.

Mr. Said’s troubling past does not inspire confidence about his judgment. Shareholders should be aware of the following:

•	In an unsealed email exchange from Jeffrey Epstein’s files, an associate makes an unsavory statement and refers to Mr. Said as a “good contact in Syria.”[3] Mr. Epstein replies by discussing Mr. Said's recent whereabouts and his reported plans to purchase a bank in the Middle East. Mr. Epstein's apparent familiarity with Mr. Said's activities and business plans, coupled with an associate's reference to Mr. Said as a "good contact,” reinforces Braemar's existing concerns about Mr. Said's controversial history.

•	A 2025 BBC News report described Mr. Said as a “Syrian-born former arms deal fixer” and identified him in records concerning donor meetings with then-Prime Minister Boris Johnson, notwithstanding that Mr. Said was not legally permitted to make political donations in the United Kingdom. According to the BBC, the contributions were made through his wife, a British citizen, prompting questions about whether she served as a conduit for donations that Mr. Said could not lawfully make himself.[4]

•	Mr. Said also played an advisory role in the Al-Yamamah arms transaction, working with the UK government and BAE Systems, the defense contractor involved in the approximately $40 billion deal.[5] A 2024 Guardian report cited a UK government document indicating that the transaction may have involved corruption and bribery that were subsequently concealed by government officials.[6]

2Syria Britain Business Council | SBBC Facilitates and Attends Signing Between the Syrian Ministry of Tourism and Mr. Wafic Said for The Beaumont Damascus District in Kiwan, Damascus

3 The Beiruter | The Middle East in the Epstein files

4 BBC News | No 10 files raise questions over whether Tory donations were legal

5 The Guardian | From a kebab shop to Oxford: unlikely rise of the fixer in the biggest ever arms deal

6 The Guardian | Al-Yamamah arms deal report comes to light ending anti-corruption campaigners’ battle

•	An article in The Guardian on December 2, 2006, reported that Mr. Said’s Swiss bank accounts were being looked at in connection with the Al Yamamah-BAE arms deal that was under investigation by the Serious Fraud Office in the UK. While Mr. Said was reportedly not the target of the corruption inquiry, investigators requested access to his accounts to see if BAE channeled secret funds through them to Saudi government officials.

We will continue to execute our strategy to create value and position the Company for long-term profitability—despite Mr. Said’s efforts to undermine Braemar.

To stay updated, shareholders can visit https://x.com/BHRproxyvote26.

About Braemar Hotels & Resorts

Braemar Hotels & Resorts Inc. (NYSE: BHR) is a real estate investment trust (REIT) focused on the high-growth luxury hotel and resort sector. The Company targets high-performance luxury urban and resort properties. Its industry-leading portfolio features luxury properties across the United States and the U.S. territories in the Caribbean.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities laws. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "anticipate," "estimate," "approximately," "believe," "could," "project," "predict," or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature: the Company’s ability to execute the management spin-out; the Company’s business and investment strategy; anticipated or expected purchases, sales or dispositions of assets; the Company’s projected operating results; completion of any pending transactions; the Company’s ability to restructure existing property-level indebtedness; the Company’s ability to secure additional financing to enable us to operate the Company’s business; the Company’s understanding of its competition; projected capital expenditures; and the impact of technology on the Company’s operations and business. Such forward-looking statements are based on the Company’s beliefs, assumptions, and expectations of the Company’s future performance taking into account all information currently known to the Company. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in the Company’s forward-looking statements. One should carefully consider this risk when making an investment decision concerning the Company’s securities. These and other risk factors are more fully discussed in the Company's filings with the SEC.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. The Company will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.

Contact:	Justin Coe	Joe Germani / Miller Winston
	Chief Accounting Officer	Longacre Square Partners
	jcoe@ashfordinc.com	Braemar@Longacresquare.com

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

CERTAIN INFORMATION REGARDING PARTICIPANTS

Braemar and its directors and certain of its executive officers will be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders by Braemar in connection with the matters to be considered at Braemar’s 2026 Annual Meeting of Stockholders. Information regarding the names of Braemar’s executive officers and directors and their respective interests in Braemar by security holdings or otherwise is set forth (i) in Braemar’s proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on October 30, 2025 (the “2025 Proxy Statement”), which is available here, including under the headings “SUMMARY”, “PROPOSAL NUMBER ONE-ELECTION OF DIRECTORS”, “CORPORATE GOVERNANCE”, “BOARD OF DIRECTORS AND COMMITTEES”, “EXECUTIVE OFFICERS”, “EXECUTIVE COMPENSATION”, “PROPOSAL NUMBER TWO-ADVISORY APPROVAL OF EXECUTIVE COMPENSATION”, “SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS” and “CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS” and (ii) under Item 1.01 “ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT” in the Current Reports on Form 8-K filed by Braemar with the SEC on December 23, 2025 (available here), on March 17, 2026 (available here), on April 3, 2026 (available here) and on May 22, 2026 (available here), under Item 5.02 “DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS” in the Current Reports on Form 8-K filed by Braemar with the SEC on February 25, 2026 (available here), on February 27, 2026 (available here), on March 6, 2026 (available here), on March 17, 2026 (available here) and on May 28, 2026 (available here), under Item 5.07 “SUBMISSION OF MATTERS TO A VOTE OF SECURITIES HOLDERS” in the Current Report on Form 8-K filed by Braemar with the SEC on December 16, 2025 (available here) and under Item 8.01 “OTHER EVENTS” in the Current Report on Form 8-K filed by Braemar with the SEC on June 1, 2026 (available here). To the extent holdings of such persons in the Company’s securities have changed since the amounts described in the 2025 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, by Jim A. Plohg on December 22, 2025 (available here), by Jim A. Plohg on January 14, 2026 (available here), by Monty J. Bennett on February 26, 2026 (available here), by Richard J. Stockton on February 26, 2026 (available here) and by Eric Batis on June 1, 2026 (available here). Additional information can also be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 (available here), as amended by the Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (available here). Details concerning the nominees of Braemar’s Board of Directors for election at the 2026 Annual Meeting will be included in the Proxy Statement. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are or will be available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Braemar are also available free of charge by accessing the “SEC Filings” section of the Company’s website at www.braemar.q4ir.com/investor/financials-sec-filings/sec-filings/. Further information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement.

IMPORTANT INFORMATION AND WHERE TO FIND IT

Braemar Hotels & Resorts Inc. (the “Company” or “Braemar”) intends to file a proxy statement and GOLD proxy card and other relevant documents with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders for Braemar’s 2026 Annual Meeting of Stockholders (the “Proxy Statement”). This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other document that Braemar may file with the SEC in connection with any solicitation by Braemar. BRAEMAR STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY BRAEMAR AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain copies of these documents and other documents filed with the SEC by Braemar free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Braemar are also available free of charge by accessing the “SEC Filings” section of the Company’s website at www.braemar.q4ir.com/investor/financials-sec-filings/sec-filings/.